Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

18-19

Investors - Kip Rupp, CFA	Media - Lynn Hancock
Quanta Services, Inc.	Ward
(713) 341-7260	(713) 869-0707

QUANTA SERVICES INITIATES QUARTERLY CASH DIVIDEND

Reflects Confidence in Long-Term Growth Prospects & Commitment to Enhancing Stockholder Value

HOUSTON – Dec. 7, 2018 – Quanta Services, Inc. (NYSE:PWR) announced today that its Board of Directors has declared an initial quarterly cash dividend to stockholders. This initial quarterly dividend of $0.04 per share, a rate of $0.16 per share on an annualized basis, will be paid on January 16, 2019, to stockholders of record as of the close of business on January 2, 2019. Quanta’s long-term objective is to prudently increase the amount of its dividend over time.

“Our decision to initiate a dividend demonstrates our continued confidence in the stability of Quanta’s base business, long-term growth prospects, solid financial position and commitment to enhancing stockholder value,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “The planned dividend is a meaningful milestone in Quanta’s history and complements our stock repurchase activity. We believe our strategy of balancing return of capital to stockholders with prudent capital reinvestment and strategic acquisitions puts Quanta firmly on track for long-term growth and value creation.”

All subsequent dividends are subject to review and approval by Quanta’s Board of Directors in its discretion. The decision whether to pay any future dividends and the amount of any such dividends will be based on, among other things, the Company’s financial position, results of operations, cash flows, capital requirements, restrictions under the Company’s existing credit agreement and the requirements of applicable law.

About Quanta Services

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, oil and gas and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Forward Looking Statements

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to Quanta’s expectations regarding the declaration, amount or timing of any future dividends; expectations regarding Quanta’s business or financial outlook; growth, trends or opportunities in particular markets; future capital allocation initiatives, including the amount, timing and strategy with respect to any future stock repurchases or capital reinvestment; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; and the current economic and regulatory conditions and trends in the industries Quanta serves; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, variations in Quanta’s profitability, cash flows, liquidity, financial condition, capital requirements, reinvestment opportunities or other financial results that could impact future capital allocation initiatives, including decisions to pay, or the timing or amount of, any future dividends; market conditions; the effects of industry, economic or political conditions outside of the control of Quanta; factors affecting Quanta’s ability to access sufficient funding to finance desired growth, operations and capital allocation initiatives, including the cost of borrowing, availability of cash and credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance and interest rate fluctuations; trends and growth opportunities in relevant markets; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; new or changed tax laws, treaties or regulations; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2018, June 30, 2018 and Sep. 30, 2018 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.